Exhibit 99.1

Replimune Appoints Veleka R. Peeples-Dyer to its Board of Directors

Woburn, MA, June 5, 2023 – Replimune Group, Inc. (Nasdaq: REPL), a clinical stage biotechnology company pioneering the development of a novel portfolio of tumor-directed oncolytic immunotherapies, today announced the appointment of Veleka R. Peeples-Dyer to the Company’s Board of Directors effective June 1, 2023.

“We are pleased to welcome Veleka to Replimune’s Board of Directors,” said Philip Astley-Sparke, Chief Executive Officer of Replimune. “Veleka is a highly accomplished life sciences executive, experienced attorney and compliance professional with over 24 years of her practice dedicated to the life sciences industry assisting with building legal and compliance teams and advising on the research, development, approval and commercialization of products in the industry. We look forward to working with Veleka and believe her guidance and input will strengthen our board as we advance and anticipate commercialization of our leading pipeline of oncolytic immunotherapies.”

Ms. Peeples-Dyer has served as a strategic enterprise leader at leading biopharmaceutical companies serving as in-house counsel for over 16 years and outside counsel to global life sciences clients through her partnerships at prominent life sciences law firms, including as the Chair of the North American Food and Drug practice and Co-Chair of the Global Regulatory Group at Baker McKenzie, a top ten global life sciences firm. Throughout her career in the life sciences industry, including executive appointments as Chief Legal Officer, Chief Compliance Officer and Corporate Secretary, Veleka has provided business, legal and compliance advice and counsel on a wide variety of matters, including Food and Drug Administration (FDA) regulatory, global compliance, business development, clinical trials, quality, manufacturing, commercialization and other corporate matters. Ms. Peeples-Dyer is currently on the Advisory Board of Syridex Bio, a life sciences impact investment firm dedicated to the acceleration of health equity through focusing on investing in therapies for diseases that disproportionately affect underserved populations.

Ms. Peeples-Dyer holds a Bachelor’s degree in Political Science from Hampton University and a Juris Doctor degree from the University of South Carolina School of Law. Veleka is recognized across the legal and life sciences arena as a leader and has received numerous recognitions, including most recently being named to The Top 50 Women Leaders of DC for 2023 and listed in Savoy Magazine as 2022 Most Influential Black Executives in Corporate America, and 2022 Most Influential Black Lawyers.

About Replimune

Replimune Group, Inc., headquartered in Woburn, MA, was founded in 2015 with the mission to transform cancer treatment by pioneering the development of novel tumor-directed oncolytic immunotherapies. Replimune’s proprietary RPx platform is based on a potent HSV-1 backbone with payloads added to maximize immunogenic cell death and the induction of a systemic anti-tumor immune response. The RPx platform has a unique dual local and systemic mechanism of action (MOA) consisting of direct selective virus-mediated killing of the tumor resulting in the release of tumor derived antigens and altering of the tumor microenvironment (TME) to ignite a strong and durable systemic response. This MOA is expected to be synergistic with most established and experimental cancer treatment modalities, and, with an attractive safety profile the RPx platform has the versatility to be developed alone or combined with a variety of other treatment options. For more information, please visit www.replimune.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the design and advancement of our clinical trials, the timing and sufficiency of our clinical trial outcomes to support potential approval of any of our product candidates, our goals to develop and commercialize our product candidates, patient enrollments in our existing and planned clinical trials and the timing thereof, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited operating history, our ability to generate positive clinical trial results for our product candidates, the costs and timing of operating our in-house manufacturing facility, the timing and scope of regulatory approvals, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, political and global macro factors including the impact of the coronavirus as a global pandemic and related public health issues, and other risks as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Investor Inquiries

Chris Brinzey

ICR Westwicke

339.970.2843

chris.brinzey@westwicke.com

Media Inquiries

Arleen Goldenberg

Vice President, Corporate Communications

917-548-1582

media@replimune.com

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